Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13A-14 OR 15D-14
OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Edward Rose, Chief Financial Officer of Xynergy Corporation, certify that:

    I have reviewed this 3rd yearly report on Form 10-K of Xynergy Corporation;

    Based on my knowledge, this yearly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this yearly report;

    Based on my knowledge, the financial statements, and other financial information included in this yearly report, fairly present, within the scope and guidelines enforced by the Securities and Exchange Commission, in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this yearly report;

    The registrant's other certifying officer and I are responsible for establishing and maintain ing disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

        designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this yearly report is being prepared;

        evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this yearly report (the "Evaluation Date"); and

        presented in this yearly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions);

        all significant deficiencies in the design or operation of internal controls hich could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

        any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

    The registrant's other certifying officer and I have indicated in this yearly report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

XYNERGY CORPORATION

Dated: January 19, 2006	By:	/s/ Edward Rose
Edward Rose
Chief Financial Officer, Secretary & Director